                                                      Registration No. ________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              LOMAK PETROLEUM, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                 34-131257

     (STATE OR OTHER JURISDICTION OF       (I.R.S. EMPLOYER IDENTIFICATION NO.)
     INCORPORATION OR ORGANIZATION)

 500 THROCKMORTON STREET, FORT WORTH, TEXAS                       76102
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)

                             1989 STOCK OPTION PLAN
                             ----------------------
                    1994 OUTSIDE DIRECTORS STOCK OPTION PLAN
                    ----------------------------------------
                              (FULL TITLE OF PLANS)

                          JOHN H. PINKERTON, PRESIDENT
                              LOMAK PETROLEUM, INC.
                500 THROCKMORTON STREET, FORT WORTH, TEXAS 76102
                                 (817) 870-2601
  (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                                           Proposed          Proposed
                                                                            Maximum           Maximum
                                                       Amount to be     Offering Price       Aggregate         Amount of
 Title of Each Class of Securities to be Registered    Registered(1)     Per Share(2)     Offering Price   Registration Fee(2)
==============================================================================================================================

Common Stock, $.01 par value                              169,899           $10.50          $ 1,783,940        $  615.16

Common Stock, $.01 par value                               76,000           $10.38          $   788,880        $  272.03

Common Stock, $.01 par value                              954,101           $12.88          $12,284,050        $4,238.00
==============================================================================================================================

                       Total                            1,200,000              -                 -             $5,125.19
==============================================================================================================================

(1)  Consists of 1,000,000 shares of Common Stock issuable upon exercise of options outstanding under the 1989 Stock
     Option Plan, as amended, and 200,000 shares of Common stock issuable upon exercise of options outstanding under the
     1994 Outside Directors Stock Option Plan. Of such options 169,899 have been granted under the registrant's 1989 Stock
     Option Plan at an exercise price of $10.50 per share, 76,000 have been granted under the registrant's 1994 Outside
     Directors Stock Option Plan at an exercise price of $10.38 per share and 954,101 have not yet been granted.  Of such
     954,101 options, 830,101 may be granted under the 1989 Stock Option Plan and 124,000 may be granted under the 1994
     Outside Directors Stock Option Plan.

(2)  Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule
     457(c) under the Securities Act of 1933, as amended, the average price for the 169,899 options granted under the
     1989 Stock Option Plan was $10.50 per share, the average price for the 76,000 options granted under the 1994 Outside
     Directors Stock Option Plan was $10.38 per share and the price for the 954,101 shares issuable upon exercise of options not yet granted was based on a price of $12.88, the last sale of Common Stock of Lomak Petroleum, Inc., reported on the Nasdaq National Market on August 19, 1996.

                                                  ------------------------------

         In accordance with the provisions of Rule 462 promulgated under the Securities Act of 1933, this Registration Statement will become effective upon filing with the Securities and Exchange Commission.

                                                  ------------------------------

                                                  ------------------------------

                             THE STOCK OPTION PLANS

         This Registration Statement relates to an aggregate of 1,200,000 shares of common stock, $.01 par value (the "Common Stock"), of Lomak Petroleum, Inc. ("Registrant") issuable upon the exercise of stock options that have been and will be granted under the 1989 Stock Option Plan and 1994 Outside Directors Stock Option Plan (collectively, the "Plans") of the Registrant to key employees and non-employee directors of the Company.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         Item 1.  Plan Information
                  ----------------

         Item 2.  Registrant Information and Employee Plan Information
                  ----------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  Incorporation of Documents by Reference
                  ---------------------------------------

         The Registrant hereby incorporates by reference in this Registration Statement the following documents:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 of the registrant filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act");

         (b) All other reports filed by the Registrant since December 31, 1995 with the Securities and Exchange Commission (the "Commission") pursuant to
Section 13(a) or 15(d) of the Exchange Act, including Form 10-Q's for the periods ended March 31, 1996 and June 30, 1996, a Form 8-K dated April 19,1996, and a Form 8-K/A dated May 31, 1996;

         (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 10, dated June 18, 1980, and filed with the Commission pursuant to Section 12(g) of the Exchange Act, including any subsequent amendment(s) or report(s) filed for the purpose of updating such description; and

         (d) The Registrant's preceding Registration Statement on Form S-8 (Registration No. 33-66322).

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates all shares under the Plans have been sold or which deregisters all shares then remaining unsold under the Plans, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

         Item 4.  Description of Securities
                  -------------------------

                  Not applicable.

         Item 5.  Interests of Named Experts and Counsel
                  --------------------------------------

         Certain legal matters in connection with the shares of Common Stock being registered hereby are being passed upon by Rubin Baum Levin Constant & Friedman, 30 Rockefeller Plaza, New York, New York 10112, counsel to the Registrant. Walter M. Epstein, Esq. is of counsel to such firm and owns 4,848 shares of the Registrant's Common Stock.

         Item 6.  Indemnification of Directors and Officers
                  -----------------------------------------

         The Registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law generally provides that a corporation is empowered to indemnify any person who is made a party to a proceeding or threatened proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation or was, at the request of the corporation, serving in any of such capacities in another corporation or other enterprise. This statute describes in detail the right of the corporation to indemnify any such person. Article SEVENTH, section (5) the Company Certificate of Incorporation provides:

         Any former, present or future director, officer or employee of the Company or the legal representative of any such director, officer, or employee shall be indemnified by The Company

(a) against reasonable costs, disbursements and counsel fees paid or incurred where such person has been successful on the merits or otherwise in any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding, or in defense of any claim, issue or matter therein, by reason of such person being or having been such director, officer or employee, and

(b) with respect to any such action, suit, proceeding, inquiry or investigation for which indemnification is not made under (a) above, against reasonable costs, disbursements (which shall include amounts paid in satisfaction of settlements, judgments, fines and penalties, exclusive, however, of any amount paid or payable to the Company) and counsel fees if such person also had no reasonable cause to believe the conduct was unlawful, with the determination as to whether the applicable standard of conduct was met to be made by a majority of the members of the Board of Directors (sitting as a committee of the Board) who were not parties to such inquiry, investigation, action, suit or proceeding or by any one or more disinterested counsel to whom the question may be referred to the Board of Directors; provided, however, in connection with any proceeding by or in the right of the Company, no indemnification shall be provided as to any person adjudged by any court to be liable for negligence or misconduct except as and to the extent determined by such court.

         The termination of any such inquiry, investigation, action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that such person did not meet the standards of conduct set forth in subsection (b) above.

         Reasonable costs, disbursements and counsel fees incurred by such person in connection with any inquiry, investigation action, suit or proceeding may be paid by the Company in advance of the final disposition of such matter if authorized by a majority of the Board of Directors (sitting as a committee of the Board) not parties to such matter upon receipt by The Company of an undertaking by or on behalf of such person to repay such amount unless it is ultimately determined that such person is entitled to be indemnified as set forth herein.

         The Board of Directors may, at any regular or special meeting of the Board, by resolution, accord similar indemnification (prospective or retroactive) to any director, trustee, officer or employee of any other company who is serving as such at the request of the Company because of the Company's interest in such other company and any officer, director or employee of any constituent corporation absorbed by the Company in a consolidation or merger, or the legal representative of any such director, trustee, officer or employee.

         The indemnification herein provided shall not exclude any other rights to which such person may be entitled as a matter of law or which may be lawfully granted.

         Article XII of the Company's Bylaws, incorporating the above provisions, provides for an indemnification agreement to be entered into by directors' and designated officers of the Company. All directors of the Company have executed an indemnification agreement the form of which was approved by stockholders at the Company's 1994 annual stockholders meeting.

         Article XII of the Company's Bylaws also allows the Company to purchase liability insurance for Officers and Directors. As of the date hereof there is no such insurance in place.

         Article XIII of the Company's Bylaws, with certain specified exceptions, limits the personal liability of the Directors to Lomak or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by Delaware law, including any changes in Delaware law adopted in the future.

         Item 7.  Exemption from Registration Claimed
                  -----------------------------------

                  Not applicable.

         Item 8.  Exhibits
                  --------

   Exhibit No.                             Description
- ------------------    ---------------------------------------------------------
4.1                   Amendment to the Lomak Petroleum, Inc. 1989 Stock Option
                      Plan, as Amended

4.2                   1994 Outside Directors Stock Option Plan

5.1                   Opinion of Rubin Baum Levin Constant & Friedman.

24.1(a) Consent of Rubin Baum Levin Constant & Friedman (Included in Exhibit 5.1).

24.1(b)               Consent of Arthur Andersen LLP

24.1(c)               Consent of Ernst & Young LLP


         Item 9.  Undertakings
                  ------------

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from Registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that is the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartville, State of Ohio August 23, 1996.

LOMAK PETROLEUM, INC.

BY:           /S/ THOMAS W. STOELK
   ----------------------------------------------
                  Thomas W. Stoelk
                  Vice President-Finance and
                  Chief Financial Officer

POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Edelman, John H. Pinkerton and Thomas W. Stoelk, or any of them, each with power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all subsequent pre-and post-effective amendments and supplements to this Registration Statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

  SIGNATURE                               TITLE                                    DATE

- --------------------------------------------------------------------------------------------------------------------------
         /s/ Thomas J. Edelman          Chairman and Director                    August 23, 1996
- --------------------------------------
          Thomas J. Edelman

                                        President, Chief Executive Officer and   August 23, 1996
         /s/ John H. Pinkerton          Director (Principal Executive Officer)
- --------------------------------------
          John H. Pinkerton


         /s/ C. Rand Michaels           Vice Chairman and Director               August 23, 1996
- --------------------------------------
           C. Rand Michaels


         /s/ Robert E. Aikman           Director                                 August 23, 1996
- --------------------------------------
           Robert E. Aikman

                                        Director                                 August 23, 1996
- --------------------------------------
            Allen Finkelson

                                        Director                                 August 23, 1996
- --------------------------------------
            Anthony V. Dub


           /s/ Ben A. Guill             Director                                 August 23, 1996
- --------------------------------------
             Ben A. Guill

                                        Vice President - Finance and Chief       August 23, 1996
                                        Financial Officer (Principal Financial
         /s/ Thomas W. Stoelk           Officer)
- --------------------------------------
           Thomas W. Stoelk

                                        Controller and Chief Accounting Officer  August 23, 1996
           /s/ John R. Frank            (Principal Accounting Officer)
- --------------------------------------
             John R. Frank



                                  EXHIBIT INDEX

   Exhibit No.                                         Description                                            Page
- ------------------    ------------------------------------------------------------------------------     ----------------

4.1                   Amendment to the Lomak Petroleum, Inc. 1989 Stock Option Plan, as Amended

4.2                   1994 Outside Directors Stock Option Plan

5.1                   Opinion of Rubin Baum Levin Constant & Friedman.

24.1(a)               Consent of Rubin Baum Levin Constant & Friedman (Included in Exhibit 5.1).

24.1(b)               Consent of Arthur Andersen LLP

24.1(c)               Consent of Ernst & Young LLP






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